As filed with the Securities and Exchange Commission on November 4, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIATION THERAPY SERVICES, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	65-0768951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2234 Colonial Boulevard

Fort Myers, Florida 33907

(239) 931-7275

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

RADIATION THERAPY SERVICES, INC.

SECOND AMENDED AND RESTATED

1997 STOCK OPTION PLAN

RADIATION THERAPY SERVICES, INC.

2004 STOCK INCENTIVE PLAN

(Full Title of the Plans)

David M. Koeninger, Chief Financial Officer

Radiation Therapy Services, Inc.

2234 Colonial Boulevard

Ft. Myers, Florida 33907

(239) 931-7275

(Name, Address and Telephone number of Agent for Service)

Copies to:

Darrell C. Smith, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock $.0001 Par Value	3,933,485 shares(2)	$2.99-$9.935(3)	$38,930,193	$4,932.46

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plans in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.

(2)	Amount to be registered consists of 791,563 shares issuable under the Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock Option Plan and 3,141,922 shares issuable under the Radiation Therapy Services, Inc. 2004 Stock Incentive Plan

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are calculated based on the basis of (a) $2.99, the weighted average exercise price of the 791,563 shares subject to outstanding grants under the Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock Option Plan, (b) $13, the exercise price of the 1,745,000 shares subject to outstanding grants under the Radiation Therapy Services, Inc. 2004 Stock Incentive Plan and (c) $9.935, the average of the high and low prices of the Company’s shares as reported on the Nasdaq National Market on October 29, 2004, a date within 5 business days prior to the filing of this registration statement, for the 1,396,922 shares issuable under the Radiation Therapy Services, Inc. 2004 Stock Incentive Plan which are not subject to outstanding options.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who have been granted awards under the Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock Option Plan and the Radiation Therapy Services, Inc. 2004 Stock Incentive Plan and are not being filed with or included in this Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Prospectus, all of which were previously filed with the Commission:

(a)	The Company’s Registration Statement on Form S-1, File Number 333-114603 as declared effective by the Commission on June 21, 2004.

(b)	The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company’s Form 8-A under the Exchange Act on June 15, 2004.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the Commission on August 5, 2004.

(d)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the Commission on November 4, 2004.

(e)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 15, 2004.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 2.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 3.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the legality of the securities registered hereby will be passed on for the Company by Shumaker, Loop & Kendrick, LLP. As of the date of this Registration Statement, certain attorneys of Shumaker, Loop & Kendrick, LLP beneficially owned less than 1% of the outstanding shares of the Company’s common stock.

ITEM 4.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As allowed by the Florida Business Corporation Act (FBCA), the Company has adopted provisions in its amended and restated articles of incorporation and bylaws that provide that the liability of its officers and directors, and former officers and directors, shall be eliminated to the fullest extent permissible under Florida law. Furthermore, the bylaws provide that the Company is authorized to provide indemnification to each person who is or was a director, officer or employee (including the heirs, executors, administrators or estate of such persons) to the full extent permitted by Florida law against any liability, cost or expense incurred by him in his capacity as such a director, officer or employee (including serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation).

The FBCA limits the liability of directors, providing that a director is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his or her duties as a director and the director’s breach of, or failure to perform, those duties constituted:

•	a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal benefit, either directly or indirectly;

•	a circumstance under which the liability provisions of Florida law for unlawful distributions are applicable;

•	in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

•	in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

The FBCA permits the Company, subject to certain limitations, to indemnify its directors, officers and employees against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party as long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had reasonable cause to believe their conduct was lawful or had no reasonable cause to believe their conduct to have been unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company’s directors or officers pursuant to the foregoing provisions, or otherwise, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification for these liabilities, other than the payment by the company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding, is asserted by a director or officer, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether this indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

There is no pending litigation or proceeding involving any of the Company’s directors, officers, employees or other agents as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

The Company has entered into indemnification agreements with each of its executive officers and directors and intends to enter into indemnification agreements with any new executive officers and directors in the future. The Company has an insurance policy covering its executive officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 5.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 6.	EXHIBITS.

Exhibit Number	Exhibit Description

4.1*	Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock Option Plan.

4.2*	Radiation Therapy Services, Inc. 2004 Stock Incentive Plan.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Certified Public Accounting Firm.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been filed previously with the Commission as an exhibit to the Company’s Form S-1 Registration Statement, as amended (File No. 333-114603), and is incorporated herein by reference.

ITEM 7.	UNDERTAKINGS.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida this 4th day of November, 2004.

Radiation Therapy Services, Inc.

By:	/s/ DAVID M. KOENINGER
David M. Koeninger, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Radiation Therapy Services, Inc., hereby constitutes and appoints David M. Koeninger, Chief Financial Officer of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HOWARD M. SHERIDAN, M.D. Howard M. Sheridan, M.D.	Chairman of the Board	November 4, 2004

/s/ DANIEL E. DOSORETZ, M.D. Daniel E. Dosoretz, M.D.	President, Chief Executive Officer and Director (principal executive officer)	November 4, 2004

/s/ DAVID M. KOENINGER David M. Koeninger	Executive Vice President and Chief Financial Officer (principal financial officer)	November 4, 2004

/s/ JOSEPH BISCARDI Joseph Biscardi	Corporate Controller and Chief Accounting Officer (principal accounting officer)	November 4, 2004

/s/ JAMES H. RUBENSTEIN, M.D. James H. Rubenstein, M.D.	Medical Director, Secretary and Director	November 4, 2004

/s/ MICHAEL J. KATIN, M.D. Michael J. Katin, M.D.	Director	November 4, 2004

/s/ HERBERT F. DORSETT. Herbert F. Dorsett	Director	November 4, 2004

/s/ RONALD E. INGE Ronald E. Inge	Director	November 4, 2004

/s/ JAMES C. WEEKS James C. Weeks	Director	November 4, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock option Plan.

4.2*	Radiation Therapy Services, Inc. 2004 Stock Incentive Plan.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Certified Public Accounting Firm.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Powers of Attorney (included with the signature page to this Registration Statement).

*	Document has been filed previously with the Commission as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-114603), and incorporated herein by reference.